EXHIBIT 5.1


                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400




                                  July 14, 1998

Digital Biometrics, Inc.
5600 Rowland Road
Minnetonka, Minnesota 55343

         RE:    DIGITAL BIOMETRICS, INC.
                REGISTRATION STATEMENT ON FORM S-8
                1998 STOCK OPTION PLAN
                COMMON STOCK PURCHASE WARRANTS

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 628,000 shares of Common Stock to be issued upon the exercise of options to be granted under the 1998 Stock Option Plan, or the exercise of warrants granted pursuant to certain Common Stock Purchase
Warrants, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Stock Option Plan or in accordance with such terms and conditions of the respective written warrant agreements, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                          Very truly yours,

                                          BRIGGS AND MORGAN,
                                          Professional Association


                                          By:  /s/ Avron L. Gordon
                                              ----------------------------------
                                                   Avron L. Gordon